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                                                                   EXHIBIT 10.12


                               AMENDMENT NO. 3 TO
                        NATIONAL SERVICE INDUSTRIES, INC.
                  NONEMPLOYEE DIRECTOR DEFERRED STOCK UNIT PLAN


         This Amendment is made as of the 28th day of November, 2001, by National Service Industries, Inc., a Delaware corporation (the "Corporation").

                              W I T N E S S E T H:

         WHEREAS, the Corporation previously established the National Service Industries, Inc. Nonemployee Director Deferred Stock Unit Plan (the "Plan") for the benefit of directors of the Corporation who are not employees of the Corporation or any Subsidiary (as defined in the Plan); and

         WHEREAS, in connection with the distribution of the shares of common stock of Acuity Brands, Inc. to the stockholders of the Corporation (the "Spin-Off"), the Corporation desires to amend the Plan to clarify the adjustment of Deferred Stock Units to reflect the Spin-Off and to provide for the transfer of accounts for certain directors participating in the Plan who will cease to be directors of the Corporation and will become directors of Acuity Brands, Inc.;

         WHEREAS, the Corporation desires to amend the Plan to delete the requirement for automatic grants to directors and automatic deferrals of directors' fees; and

         WHEREAS, pursuant to the power of amendment contained in Section 7.1 of the Plan, the Plan is hereby amended as follows:

                                       1.

         Effective as of December 1, 2001, the Plan is hereby amended by deleting Sections 5.1, 5.2, 5.3, and 5.4 in their entirety, by renumbering
Section 5.6 as Section 5.2 and by adding a new Section 5.1 as follows:

                  "5.1. Discretionary Grant. The Board of Directors, in its discretion, may permit or require an Eligible Director to defer a portion or all of his or her Annual Fee or Chairman Fee into Deferred Stock Units (rounded to the nearest hundredth) equal to the amount deferred divided by the Fair Market Value. Any such determination by the Board of Directors to permit or require the deferral of fees into Deferred Stock Units shall be communicated in advance to each Eligible Director. The Board of Directors, in its discretion, may also grant Deferred Stock Units to an Eligible Director."

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                                       2.

         Effective as of November 30, 2001, the Plan is hereby amended by adding a new Article IX as follows:

                  "9.  Spin-Off of Acuity Brands, Inc.

                  (a) Transfer of Accounts. The account of each Eligible Director other than an Eligible Director of the Corporation who continues to be an Eligible Director of the Corporation after the distribution of the shares of Acuity Brands, Inc. ("Acuity") to the stockholders of the Corporation (the "Spin-Off") shall be transferred to the Acuity Brands, Inc. Nonemployee Director Deferred Stock Unit Plan ("Acuity Plan") as of the effective date of the Spin-Off or as soon as practical thereafter. For purposes of this Plan and the Acuity Plan, each Eligible Director who becomes a director of Acuity in connection with the Spin-Off shall not be deemed to have terminated service as a director of the Corporation and shall not be deemed to have completed the last term of office to which such director was elected.

                  (b) Adjustment of Account. Each Eligible Director who remains an Eligible Director of the Corporation following the Spin-Off shall have his or her account equitably adjusted to reflect the Spin-Off."

                                       3.

         Except as provided herein, the provisions of the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned Corporation has caused this Amendment No. 3 to be executed by its duly authorized corporate officers as of the day and year first written above.


ATTEST:                               NATIONAL SERVICE INDUSTRIES, INC.




      /s/ Helen Haines                By:  /s/ Brock A. Hattox
----------------------------------         -----------------------------
          Secretary                        Brock A. Hattox
                                           Executive Vice President and Chief
                                           Financial Officer


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